EXECUTION COPY

        THIS SHARE EXCHANGE AGREEMENT, dated as of the 30 day of June, 2005 (the "Agreement"), by and among China RX Holdings, Inc., a Delaware corporation (the "Company"), Halter Financial Group, Inc., a Texas corporation (the "Shareholder"), the persons set forth on Schedule I hereto (the "Sellers") and ProteomTech, Inc., a Delaware corporation ("PTI"). The Company, the Shareholder, the Sellers and PTI are collectively referred to herein as the "Parties".

W I T N E S S E T H:

        WHEREAS, on November 22, 2004, the United States Bankruptcy Court for the Northern District of Texas Dallas Division (the "Bankruptcy Court") approved and confirmed under Bankruptcy Code Section 1129 the terms of the First Amended Joint Plan of Reorganization (the "Joint Plan") the reorganization of BTHC I, LLC, a Texas limited liability company ("Ballantrae LLC").

        WHEREAS, as permitted under the Joint Plan, for the purpose of reorganizing Ballantreae LLC as a Delaware corporation, Ballantreae LLC was merged with and into the Company on December 29, 2004.

        WHEREAS, pursuant to the Joint Plan, the Company issued 450,000 shares ("Plan Shares") of $.001 par value common stock ("Company Common Stock") to certain of its creditors.

        WHEREAS, pursuant to the terms of the Joint Plan, 50,000 additional Plan Shares (the "Additional Plan Shares") were issued on or before January 31, 2005. The Plan Shares were issued and the Additional Plan Shares, when and if issued will be issued, pursuant to Section 1145(a)(1)(A) of the Bankruptcy Code and accordingly are not, and as the case may be, will not be subject to the statutory restrictions on transferability, except those set forth in Section 1145 of the Bankruptcy Code or otherwise applicable federal law.

        WHEREAS, there are 1,250,000 shares of Company Common Stock outstanding.

        WHEREAS, the Sellers collectively own or have the authority to transfer all of the shares of PTI, as set forth on Schedule I hereto (the "PTI Shares").

        WHEREAS, the Company desires to acquire from Sellers, and Sellers desire to sell to the Company, the PTI Shares in exchange (the "Exchange") for the issuance by the Company of an aggregate number of shares of Company Common Stock set forth on Schedule I hereto (the "Company Shares"). The Company Shares shall be issued to the Sellers and their designees, on the terms and conditions set forth herein. If however, the Company issues Additional Plan Shares, the Company shall issue a proportional number of additional Company Shares to the Sellers or their designees.

        WHEREAS, the Shareholder owns approximately seventy percent (70%) of the outstanding Company Common Stock and will benefit from the transactions contemplated herein.

        WHEREAS, simultaneously herewith, pursuant to the terms of a Share Exchange Agreement (the "First Capital Agreement") the Company desires to acquire from the equity holders (the "First Capital Holders") of First Capital Asia Investments Limited., a company organized under the laws of British Virgin Islands ("First Capital") all of equity interests of First Capital (the "First Capital Interests") and the First Capital Holders desire to sell to the Company, all of the First Capital Interests in exchange (the "First Capital Exchange") for the issuance by the Company of an aggregate number of Company Shares set forth on Schedule I to the First Capital Agreement..

        WHEREAS, the Closing (defined below) is expressly conditioned upon the closing of the First Capital Exchange.

        WHEREAS, after giving effect to the Exchange and the First Capital Exchange, there shall be 12,755,102 shares of Company Common Stock issued and outstanding.

        NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
THE EXCHANGE

        1.1 The Exchange. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

            (a) the Company shall issue and deliver to each of the Sellers and/or their designees the number of authorized but unissued shares of Company Common Stock set forth opposite such Seller's and designee's names set forth on Schedule I hereto, and

            (b) each Seller agrees to deliver to the Company, the number of duly endorsed certificates representing the PTI Shares set forth opposite such Seller's name on Schedule I hereto.

        1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Troy & Gould on June ___, 2005 (the "Closing Date") at 10:00 a.m., or at such place and time as mutually agreed upon by the parties hereto.

        1.3 Effective Time. The Exchange shall become effective (the "Effective Time") at such time as all of the conditions to set forth in Article VII hereof have been satisfied or waived by the Parties hereto.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
THE SHAREHOLDER

        The Company and the Shareholder, solely as to the period from November 29, 2004, the confirmation date of the Joint Plan, through the Closing Date, severally represent and warrant to PTI and each of the Sellers that now and/or as of the Closing:

        2.1 Due Organization and Qualification; Due Authorization.

            (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company.

            (b) The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

            (c) The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

        2.2 No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest ("Liens") upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company's assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

        2.3 Capitalization. The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 50,000,000 shares of which 40,000,000 have been designated as Company Common Stock and 10,000,000 shares have been designed as preferred stock, $.001 par value ("Preferred Stock"). As of the date hereof, there are 450,000, shares of Company Common Stock issued and outstanding and no shares of Preferred Stock outstanding. All of the outstanding shares of Company Common Stock are, and the Company Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Company Shares will not be issued in violation of any preemptive right of stockholders. Except as provided for in the Joint Plan, there is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Company Common Stock. The Company has not granted registration rights to any person.

        2.4 No Assets or Liabilities. The Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

        2.5 Taxes. The Company has filed all United States federal, state, county and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established.

        2.6 Indebtedness; Contracts; No Defaults. The Company has no material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party.

        2.7 Real Property. The Company does not own or lease any real property.

        2.8 Compliance with Law. The Company is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any environmental laws.

        2.9 Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business.

        2.10 Litigation. Except for any continuing obligations of the Company under the Joint Plan, there is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof. Except for the Joint Plan, there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company. The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

        2.11 Insurance. The Company does not currently maintain any form of insurance.

        2.12 Bankruptcy Proceedings. The Joint Plan complies with the applicable provisions of the Bankruptcy Code, in satisfaction of Bankruptcy Code Section 1129(a)(1). The transactions contemplated hereby are set forth in the Joint Plan and the Joint Plan has been approved and confirmed under Bankruptcy Code Section 1129 in its entirety on November 29, 2004.

        2.13 Patents; Trademarks and Intellectual Property Rights. The Company does not own or possesses any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature.

        2.14 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with the Sellers without the intervention of any Person on behalf of the Company in such a manner as to give rise to any valid claim by any Person against any Seller for a finder's fee, brokerage commission or similar payment.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PTI

        PTI represents and warrants to the Company that now and/or as of the Closing:

        3.1 Due Organization and Qualification; Subsidiaries; Due Authorization.

            (a) PTI is a company duly organized, validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. PTI is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of PTI.

            (b) PTI does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity, other than those (each, a "Subsidiary" and together, the "Subsidiaries") set forth in Item 3.1 of the Disclosure Schedule. Except as set forth in Item 3.1 of the Disclosure Schedule, each Subsidiary is wholly owned by PTI, all the outstanding equity interest in each Subsidiary are owned free and clear of all liens, there is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling PTI to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of PTI.

            (c) PTI has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. PTI has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of PTI, enforceable against PTI in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

        3.2 No Conflicts or Defaults. The execution and delivery of this Agreement by PTI and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of PTI, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which PTI is a party or by which PTI or any of its respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which its assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of PTI, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which PTI is a party or by which PTI or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which PTI is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

        3.3 Capitalization. The authorized capital stock of PTI immediately prior to giving effect to the transactions contemplated hereby consists of 50,000,000 shares of common stock of which as of the date hereof there were 45,627,500 shares of Common Stock are issued and outstanding. Except as set forth herein, all of the outstanding shares of PTI are duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to PTI Shares, will not be transferred in violation of any rights of third parties. The PTI Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling PTI to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock. All of the PTI Shares are owned of record and beneficially by the Sellers free and clear of any liens, claims, encumbrances, or restrictions of any kind.

        3.4 Financial Statements. PTI has delivered to the Company the audited consolidated balance sheets of PTI at June 30, 2003 and 2004 and the related statements of operations, stockholders' equity and cash flows for the years then ended, including the notes thereto (the "PTI Financial Statements"). The PTI Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout all the years presented. Such Statements present fairly the financial position of PTI as of the dates and for the years indicated. The books of account and other financial records of PTI have been maintained in accordance with good business practices. All of the financial statements to be delivered pursuant hereto are complete and accurate and present fairly the financial position of PTI and the results of its operations and changes in its financial positions as of the dates and for the periods indicated as being covered thereby.

        3.5 Further Financial Matters. Except as set forth in Item 3.5 of the Disclosure Schedule or occurred in the ordinary course of business since December 31, 2003, neither PTI nor PTI have any liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Financial Statements.

        3.6 Taxes. PTI has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of PTI and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by PTI such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated in 3.6 of the Disclosure Schedule, no extension for the filing of any such return or report is currently in effect. Except as indicated in Item 3.6 of the Disclosure Schedule, no tax return or tax return liability of PTI has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except as indicated in Item 3.6 of the Disclosure Schedule, PTI has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending for past due Taxes. Except as indicated in Item 3.6 of the Disclosure Statement, all payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of PTI have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of PTI and in the PTI Financial Statements.

        3.7 Indebtedness; Contracts; No Defaults.

            (a) Item 3.7 of the Disclosure Schedule sets forth a true, complete and correct list of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which PTI is a party (collectively, the "Agreements"). An agreement shall not be considered material for the purposes of this Section 3.7(a) if it provides for expenditures or receipts of less than $250,000 and has been entered into by PTI in the ordinary course of business. The Agreements constitute all of the contracts, agreements, understandings and arrangements required for the operation of the business.

            (b) Except as disclosed in Item 3.7 of the Disclosure Schedule, PTI is not in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which PTI is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by PTI. PTI has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

        3.8 Compliance with Law. PTI is conducting its business in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers material to its business. PTI, has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

        3.9 No Adverse Changes. Except as set forth in Item 3.9 of the Disclosure Schedule, since inception, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of PTI as reflected in the PTI Financial Statements, (b) any material loss sustained by PTI, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of PTI's, business, (c) any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of PTI.

        3.10 Litigation.

            (a) Except as set forth in Item 3.10 of the Disclosure Schedule, there is no claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting PTI or PTI or the business of PTI or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof;

            (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting PTI; and (c) PTI has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

        3.11 Brokers. Except as set forth on Item 3.11 of the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by PTI directly with the Company without the intervention of any Person in such a manner as to give rise to any valid claim by any Person for a finder's fee, brokerage commission or similar payment.

ARTICLE IV
REPRESENTATION AND WARRANTIES OF THE SELLERS

        Each Seller, severally, represents and warrants to the Company and the Shareholder that now and/or as of the closing:

        4.1 Title to Shares. Such Seller is the legal and beneficial owner of the PTI Shares to be transferred to the Company by such Seller, and upon consummation of the exchange contemplated herein, the Company will acquire from such Seller good and marketable title to such Shares, free and clear of all Liens excepting only such restrictions upon transfer, if any, as may be imposed by Applicable Law.

        4.2 Due Authorization. Each Seller has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

        4.3 Purchase for Investment.

            (a) Each Seller is acquiring the Company Shares for investment for such Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Seller further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

            (b) Each Seller understands that the Company Shares are not registered under the Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on such Seller's representations set forth herein. Such Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act.

        4.4 Investment Experience. Each Seller acknowledges that he can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company Shares.

        4.5 Information. The Sellers have carefully reviewed such information as each Seller deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of each Seller, it has been furnished all materials that it has requested relating to the Company and the issuance of the Company Shares hereunder, and each Seller has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Sellers. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which each of the Sellers has relied in making an exchange of the PTI Shares for the Company Shares.

        4.6 Restricted Securities. Each Seller understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Act, the Company Shares must be held indefinitely. Each Seller is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

        4.7 Schedules. All lists or other statements, information or documents set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall be deemed to be representations and warranties by the Sellers with the same force and effect as if such lists, statements, information and documents were set forth herein. Any list, statement, document or any information set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall not be deemed to constitute disclosure for any other Schedule provided pursuant to this Agreement unless specific cross reference is made.

        4.8 Representations and Warranties. The representations and warranties of the Sellers included in this Agreement and any list, statement, document or information set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

ARTICLE V
COVENANTS

        5.1 Further Assurances. Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party's benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

ARTICLE VI
DELIVERIES

        6.1 Items to be delivered to the Sellers prior to or at Closing by the Company.

            (a) Certificate of Incorporation and amendments thereto, By-laws and amendments thereto, certificate of good standing in the Company's state of incorporation;

            (b) all applicable schedules hereto;

            (c) all minutes and resolutions of board of director and shareholder meetings in possession of the Company;

            (d) shareholder list;

            (e) all financial statements and all tax returns in possession of the Company;

            (f) resolution from the Company's Board appointing the designees of the Sellers to the Company's Board of Directors;

            (g) resolution from the Company's Board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

            (h) letters of resignation from the Company's current officers and directors to be effective upon Closing and after the appointments described in this section;

            (i) certificates representing 5,752,551 shares of the Company Shares issued in the denominations as set forth opposite the respective names of Sellers and/or their designees on Schedule I to this Agreement;

            (j) copy of the Joint Plan and Confirmation Order dated November 29, 2004; and

            (k) any other document reasonably requested by the Sellers that it deems necessary for the consummation of this transaction.

        6.2 Items to be delivered to the Company prior to or at Closing by PTI and the Sellers.

            (a) all applicable schedules hereto;

            (b) instructions from PTI appointing its designees to the Company's Board of Directors;

            (c) share certificates and duly executed stock powers from the Sellers transferring the number of PTI Shares set forth opposite their respective names on Schedule I to this Agreement to the Company;

            (d) resolutions from the Board of Directors of PTI, if applicable, and shareholder resolutions approving the transactions contemplated hereby; and

            (e) any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

ARTICLE VII
CONDITIONS PRECEDENT

        7.1 Conditions Precedent to Closing. The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

            (a) That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time except for changes permitted or contemplated by this Agreement.

            (b) That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing; and

            (c) The First Capital Exchange has closed.

        7.2 Conditions to Obligations of Sellers. The obligations of Sellers shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

            (a) The Company shall have paid all of its the costs and expenses associated with the acquisition of the PTI Shares by the Company; and

            (b) the Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement.

        7.3 Conditions to Obligations of the Company. The obligations of the Company shall be subject to fulfillment at or prior to or at the Closing, of each of the following conditions:

            (a) IST Venture Limited, a Hong Kong company shall have transferred all of the issued and outstanding equity of Guizhou YiBai Xingye Pharmaceutical Co., Ltd. to First Capital; and

            (b) PTI and the Sellers shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement.

ARTICLE VIII
INDEMNIFICATION

        8.1 Indemnity of the Company and the Shareholder. The Company and the Shareholder severally agree as to defend, indemnify and hold harmless each Seller from and against, and to reimburse each Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively the "Losses") asserted against or incurred by such Seller by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this

Agreement made by the Company or the Shareholder or in any document or certificate delivered by the Company or the Shareholder pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby. Any amounts paid pursuant to this Section 8.1 shall be tendered by Shareholder, at its option, in either cash or in shares of the Company valued with reference to the closing bid price of the shares one (1) business day prior to the payment date. Notwithstanding anything herein to the contrary, the indemnification obligations of the Shareholder shall only apply to those matters occurring from the date of the order confirming the Joint Plan by the Bankruptcy Court through the Closing Date.

        8.2 Indemnity of the Sellers. Each of the Sellers severally, agrees to defend, indemnify and hold harmless the Company and the Shareholder from and against, and to reimburse the Company and the Shareholder with respect to, all Losses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Company or the Shareholder by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the applicable Seller or in any document or certificate delivered by the applicable Seller pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby, it being understood that each Seller shall have responsibility hereunder only for the representations and warranties made by such Seller.

        8.3 Indemnification Procedure. A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article VIII. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

ARTICLE IX
TERMINATION

        9.1 Termination. This Agreement may be terminated at any time before or, at Closing, by:

            (a) The mutual agreement of the Parties;

            (b) Any party if:

                    (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished; or

                    (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement;

            (c) Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred.

ARTICLE X
MISCELLANEOUS

        10.1 Survival of Representations, Warranties and Agreements. All representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for one year. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

        10.2 Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

        10.3 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

        10.4 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

                Attention:

                If to the Sellers:

                At the respective addresses of the Sellers set forth
                on Schedule 1 hereto.

                Halter Financial Group

                12890 Hilltop Road
                Argyle, Texas 76226
                Attention: Timothy P. Halter

                If to First Capital:
                P.O. BOX 3152
                Road Town, Torrola
                British Virgin Islands

                With a copy to:

                Troy & Gould
                1801 Century Park East, 26th Floor
                Los Angeles, California 900677
                Attention: David L. Ficksman, Esq.

                If to the Company:

                Halter Financial Group
                12890 Hilltop Road
                Argyle, Texas 76226
                Attention: Timothy P. Halter

        10.5 Entire Agreement. This Agreement, the Disclosure Schedules and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

        10.6 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

        10.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

        10.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.9 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

        10.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

        IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

CHINA RX HOLDINGS, INC., a Delaware Corporation

By: /s/ Timothy P. Halter
----------------------------------
Timothy P. Halter, President

PROTEOMTECH, INC., a Delaware corporation

By: /s/ Jun Bao
----------------------------------
Jun Bao President

SELLERS:

By: /s/ Jun Bao

By: /s/ HongPing Lang

By: /s/ Xinli Lin

By: /s/ Sean Wu

By: /s/ David A. Hagebush

By: /s/ Marina Konakova

By: /s/ Michelle A. LaFevre-Bernt

By: /s/ Luyuan Li

By: /s/ Constant R. Marks

By: /s/ Daniel Medynski

By: /s/ Michael Tuan

By: /s/ Shili Wu

By: /s/ Bo Yu

By: /s/ Wayne Liu

Lin's Investment Management Co., Ltd., as trustee of Zheng's Trust

By: /s/ Xinli Li
----------------------------------
Xinli Li, Director

By: /s/ Long Zhu

OKLAHOMA MEDICAL RESEARCH FOUNDATION, a Oklahoma nonprofit corporation

By: /s/ J. Donald Capra, M.D.
----------------------------------
J. Donald Capra, M.D., President

SHAREHOLDER:

HALTER FINANCIAL GROUP, INC., a Texas corporation

By: /s/ Timothy P. Halter
----------------------------------
Timothy P. Halter, President

SCHEDULE I

Shareholder	Total Number of Shares	Number of PTI Shares Exchanged
Lin's Investment Management Co., Ltd.	3,275,513	27,000,000
Jun Bao	903,702.00	6,150,000
Xinli Lin	945,664.00	7,500,000
Sean Wu	126,148.00	1,000,000
Long Zhu	126,148.00	1,000,000
Oklahom Medical Research Foundation	157,653.00	1,250,000
Shili Wu	62,883.00	500,000
Luyuan Li	31,505.00	250,000
Daniel Medynski	12,624.00	100,000
David A. Hagebush	15,178.00	120,000
Marina Konakova	7,525.00	60,000
Michelle A. LaFevre-Bernt	3,826.00	30,000
Wayne Liu	1,913.00	15,000
Michael Tuan	1,913.00	15,000
Constant R. Marks	1,913.00	15,000
Bo Yu	2,806.00	22,500
Hongping Lang	75,637.00	600,000

Total	5,752,551	45,627,500

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Page(s)

ITEM 3.1
SUBSIDIARIES

None.

ITEM 3.5
FINANCIAL STATEMENTS

None.

ITEM 3.6
INDEBTEDNESS; CONTRACTS; DEFAULTS

None.

ITEM 3.7
ADVERSE CHANGES

None.

ITEM 3.8
LITIGATION

None.

ITEM 3.9
BROKERS

None.

ii